UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

----------------------

FORM 8-K

May 6, 2008
Date of Report (Date of Earliest Event Reported)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

VALENTEC SYSTEMS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-11454	59-2332857
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2629 York Avenue
Minden, LA 71055
(Address of Principal Executive Offices)

(318) 382-4574
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 25, 2008, Valentec Systems, Inc. (the “Company”) was notified by the OTC Bulletin Board (the “OTCBB”) that, due to the delay in the filing of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, the Company is in violation of NASD Rule 6530. Accordingly, under OTCBB rules, the Company’s common stock is no longer quoted on the OTC Bulletin Board. The Company is using its best efforts in order to finalize its financial statements for the year ended December 31, 2007 and to file the delinquent Annual Report within the next few weeks.

Pursuant to NASD Rule 6530(e), and the OTCBB’s “Third Strike” rule, the Company’s common stock will not be eligible for quotation on the OTCBB for a period of one year. The Company has elected not to appeal the OTCBB’s decision to discontinue quotations of the Company’s common stock.

The Company's stock is still quoted on the so-called “Pink Sheets”, operated by Pink OTC Markets Inc., under the symbol [VSYN].

ITEM 8.01 OTHER EVENTS

In connection with the removal of the Company’s common stock from the OTCBB, the Board of Directors of the Company has determined that the Company should explore the actions necessary to terminate its obligations to file reports under the Securities Exchange Act of 1934. If the Company takes and completes such actions, all public trading of the Company’s common stock will be terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 6, 2008
VALENTEC SYSTEMS, INC.

	By:	/s/ Gerald Pickens
Name: Gerald Pickens
Title: CEO